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                                                                   EXHIBIT 10.28


                      MASTER REPURCHASE AGREEMENT GOVERNING
                      PURCHASES AND SALES OF MORTGAGE LOANS


                                                  Dated as of September 29, 1997


Between:

NOMURA ASSET CAPITAL CORPORATION, AS BUYER

                    and

HANOVER CAPITAL MORTGAGE HOLDINGS, INC., AS SELLER

1.   APPLICABILITY

     From time to time the parties hereto may enter into transactions in which Hanover Capital Mortgage Holdings, Inc. ("SELLER"), agrees to transfer to Nomura Asset Capital Corporation ("BUYER") Mortgage Loans against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Mortgage Loans at a date certain not later than one hundred and eighty (180) days or on demand, as specified in the Confirmation, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a "TRANSACTION" and shall be governed by this Agreement and the related Confirmation, unless otherwise agreed in writing.

2.   DEFINITIONS

     "ACT OF INSOLVENCY" means, with respect to any party, and its Affiliates,
     (i) the filing of a petition, commencing, or authorizing the commencement of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law relating to the protection of creditors, or suffering any such petition or proceeding to be commenced by another; (ii) seeking the appointment of a receiver, trustee, custodian or similar official for such party or an Affiliate or any substantial part of the property of either, (iii) the appointment of a receiver, conservator, or manager for such party or an Affiliate by any governmental agency or authority having the jurisdiction to do so; (iv) the making or offering by such party or an Affiliate of a composition with its creditors or a general assignment for the benefit of creditors, (v) the admission by such party or an Affiliate of such party's or such Affiliate's inability to pay its debts or discharge its obligations as they become due or mature; or (vi) any governmental authority or agency or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property of such party or of any of its Affiliates, or shall have taken any action to displace the management of such party or of




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     any of its Affiliates or to curtail its authority in the conduct of the business of such party or of any of its Affiliates.

     "ADDITIONAL LOANS" means Mortgage Loans or cash provided by Seller to Buyer or its designee pursuant to Section 4(a).

     "AFFILIATE" means an affiliate of a party as such term is defined in the United States Bankruptcy Code in effect from time to time.

     "AGENCY" means FNMA, FHLMC or GNMA.

     "AGENCY PROGRAM" means the mortgage backed securities program(s) identified in the Confirmation to which the Conforming Mortgage Loans (on an individual and pooled basis) conform.

     "AGREEMENT" means this Master Repurchase Agreement Governing Purchases and Sales of Mortgage Loans, as amended from time to time.

     "ASSIGNMENT OF LEASES AND RENTS" means an assignment of the rents and lease payments related to a Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the transfer of the rents and lease payments to the party indicated therein.

     "ASSIGNMENT OF MORTGAGE" means an assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the transfer of the Mortgage to the party indicated therein.

     "ASSIGNMENT OF TAKEOUT" means a collateral assignment of a Takeout Commitment executed by the Seller for the benefit of the Buyer in the form of Exhibit VI.

     "BUSINESS DAY" means a day other than (i) a Saturday or Sunday, or (ii) a day in which the New York Stock Exchange or Federal Reserve is authorized or obligated by law or executive order to be closed.

     "BUYER" has the meaning specified in Section 1.

     "COLLATERAL" has the meaning specified in Section 6.

     "COLLATERAL AMOUNT" means, with respect to any Transaction, the amount obtained by application of the Collateral Amount Percentage to the Market Value of the Purchased Mortgage Loans for such Transaction.

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     "COLLATERAL AMOUNT PERCENTAGE" means, with respect to Non-Conforming
     Residential Mortgage Loans, 97%, and (ii) with respect to Commercial Mortgage Loans, 90%.

     "COLLATERAL DEFICIT" has the meaning specified in Section 4(a).

     "COMMERCIAL MORTGAGE LOANS" means mortgages secured by commercial properties, which conform to the standards for such loans as set forth on
     Exhibit V attached hereto.

     "COMMITMENT FEE" has the meaning specified in Section 3(f).

     "COMMITTED AMOUNT" has the meaning specified in Section 3(f).

     "CONFIRMATION" has the meaning specified in Section 3(a).

     "CONFORMING MORTGAGE LOAN" means a Mortgage Loan which meets the requirements of the applicable Agency Program and otherwise conforms with the representations and warranties set forth in Exhibit V.

     "CUSTODIAL AGREEMENT" means that custodial agreement, dated as of the date hereof by and among, Buyer, Seller and Custodian.

     "CUSTODIAL DELIVERY" means the form executed by the Seller in order to deliver the Mortgage File to Buyer or its designee (including the Custodian) pursuant to Section 7(c), a form of which is attached hereto as
     Exhibit II.

     "CUSTODIAN" means The First National Bank of Chicago, as custodian under the Custodial Agreement.

     "EVENT OF DEFAULT" has the meaning specified in Section 13.

     "FHA" means the Federal Housing Administration, an agency within HUD.

     "FHLMC" means the Federal Home Loan Mortgage Corporation.

     "FHLMC GUIDE" means the FHLMC Sellers/Servicers Guide, as amended from time to time.

     "FNMA" means the Federal National Mortgage Association.

     "FNMA GUIDE" means the FNMA Selling, Servicing and MBS Guides, as amended from time to time.

     "GNMA" means the Government National Mortgage Association.

     "GNMA GUIDE" means the GNMA Mortgage-Backed Securities Guide, as amended from

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     time to time.

     "HUD" means the United States Department of Housing and Urban Development.

     "INCOME" means, with respect to any Mortgage Loan at any time, any principal thereof then payable and all interest, dividends or other distributions payable thereon less any related servicing fee(s) charged by the Servicer.

     "MARKET VALUE" means as of any date with respect to any Mortgage Loans, the price at which such Mortgage Loans could readily be sold as reasonably determined in good faith by Nomura; provided, however, that in making such determination, Nomura shall not take into account (i) any Mortgage Loan that has been delinquent for at least ninety (90) days and for which all delinquent payments shall not have been advanced by the related Servicer or
     (ii) any Mortgage Loan with respect to which there is a breach of a representation, warranty or covenant made by Seller in this Agreement or the Custodial Agreement that materially adversely affects Buyer's interest in such Mortgage Loan and which breach has not been cured.

     "MORTGAGE" means a mortgage, deed of trust, deed to secure debt or other instrument, creating a valid and enforceable first lien on or first priority ownership interest in an estate in fee simple in real property and the improvements thereon, securing a mortgage note or similar evidence of indebtedness.

     "MORTGAGE BACKED SECURITIES PROGRAM" means the mortgage loan securitization programs of GNMA, FNMA, and FHLMC, collectively.

     "MORTGAGE FILE" means the documents specified as the "Mortgage File" in
     Section 7(c), together with any additional documents and information required to be delivered to Buyer or its designee (including the Custodian) pursuant to this Agreement.

     "MORTGAGE LOAN" means non-securitized whole loans, namely: (i) Conforming Mortgage Loans; (ii) Non-Conforming Residential Mortgage Loans; (iii) Commercial Mortgage Loans; and (iv) such other types of non-securitized whole loans or participations therein as may be agreed upon by the parties hereto from time to time.

     "MORTGAGE LOAN SCHEDULE" means a schedule of Mortgage Loans attached to each Trust Receipt, Confirmation and Custodial Delivery which includes the information set forth in Exhibit II.

     "MORTGAGE NOTE" means a note or other evidence of indebtedness of a Mortgagor secured by a Mortgage.

     "MORTGAGED PROPERTY" means the real property securing repayment of the debt evidenced by a Mortgage Note.

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     "MORTGAGEE" means the record holder of a Mortgage Note secured by a
     Mortgage.

     "MORTGAGOR" means the obligor on a Mortgage Note and the grantor of the related Mortgage.

     "NOMURA" means Nomura Asset Capital Corporation, a corporation organized under the laws of the State of Delaware.

     "NON-CONFORMING RESIDENTIAL MORTGAGE LOAN" means a residential Mortgage Loan other than a Conforming Mortgage Loan and Non-Performing Mortgage Loan and otherwise conforms to the representations and warranties set forth in
     Exhibit V.

     "NON-PERFORMING MORTGAGE LOAN" means a Mortgage Loan that has been delinquent for at least ninety (90) days.

     "PERIODIC PAYMENT" has the meaning specified in Section 5(b).

     "PRICE DIFFERENTIAL" means, with respect to any Transaction hereunder as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Purchase Price for such Transaction on a 360 day per year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the Repurchase Date (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Transaction).

     "PRICING RATE" means, (i) with respect to Non-Conforming Residential Mortgage Loans, Appropriate LIBOR plus 70 basis points, and (ii) with respect to Commercial Mortgage Loans, Appropriate LIBOR plus 125 basis points. 'Appropriate LIBOR' shall be the rate per annum for U.S. dollar deposits for the period most closely approximating the term of the related Transaction (not to exceed 180 days) which appears on page 12 of telerate at 10:00 a.m. (New York time) two Business Days prior to the related Purchase Date.

     "PRIME RATE" means the rate of interest published by The Wall Street Journal, northeast edition, as the "prime rate".

     "PURCHASE DATE" means the date on which Purchased Mortgage Loans are transferred by Seller to the Buyer or its designee (including the Custodian) as specified in the Confirmation.

     "PURCHASE PRICE" means on each Purchase Date, the price at which Purchased Mortgage Loans are transferred by Seller to Buyer or its designee (including the Custodian).

     "PURCHASED MORTGAGE LOANS" means the Mortgage Loans sold by Seller to Buyer in a Transaction, any Additional Loans and any Substituted Mortgage Loans.


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     "REPLACEMENT ASSETS" has the meaning specified in Section 14(b).

     "REPURCHASE DATE" means the date on which Seller is to repurchase the Purchased Mortgage Loans from Buyer, including any date determined by application of the provisions of Sections 3 or 14, as specified in the Confirmation.

     "REPURCHASE PRICE" means the price at which Purchased Mortgage Loans are to be transferred from Buyer or its designee (including the Custodian) to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price and the Price Differential as of the date of such determination decreased by all cash, Income and Periodic Payments actually received by Buyer pursuant to Sections 4(a), 5(a) and 5(b), respectively.

     "SELLER" means Hanover Capital Mortgage Holdings, Inc., a Maryland corporation that elects REIT status.

     "SELLER RELEASE" means, if there is no Warehouse Lender with respect to a Mortgage Loan, a letter from the Seller to Buyer, substantially in the form of an exhibit to the Custodial Agreement, confirming such fact and releasing any and all right, title and interest of the Seller in such Mortgage Loan.

     "SERVICER" has the meaning specified in Section 25.

     "SERVICING AGREEMENT" has the meaning specified in Section 25.

     "SERVICING RECORDS" has the meaning specified in Section 25.

     "SUBSTITUTED MORTGAGE LOANS" means any Mortgage Loans substituted for Purchased Mortgage Loans in accordance with Section 9 hereof.

     "TAKEOUT COMMITMENT" means an agreement by an investor or financial institution to purchase Mortgage Loans on a forward delivery basis.

     "TAKEOUT INVESTOR" means the investor or financial institution which agrees to purchase Mortgage Loans pursuant to a Takeout Commitment.

     "TRANSACTION" has the meaning specified in Section 1.

     "TRUST RECEIPT" means a trust receipt issued by Custodian to Buyer confirming the Custodian's possession of certain mortgage loan files which are the property of and held by Custodian for the benefit of the Buyer or the registered holder thereof.

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     "WAREHOUSE LENDER" means any lender providing financing to the Seller for the purpose of originating Mortgage Loans and having a security interest in or lien on the Mortgage Loans as collateral for the obligations of the Seller to such lender with respect to the financing.

     "WAREHOUSE LENDER RELEASE" means a letter from each Warehouse Lender, or the collateral or credit agent on behalf of each Warehouse Lender, as applicable, having a security interest in or lien on a Mortgage Loan, substantially in the form of a exhibit to the Custodial Agreement, addressed to Buyer, releasing any and all right, title and interest of the Warehouse Lender in such Mortgage Loan.

3.   INITIATION; CONFIRMATION; TERMINATION

     (a) An agreement to enter into a Transaction may be entered into orally or in writing at the initiation of either Buyer or Seller. In any event, Buyer shall confirm the terms of each Transaction by issuing a written confirmation to the Seller promptly after the parties enter into such Transaction containing the terms set forth on Exhibit I attached hereto (a "CONFIRMATION"). Such Confirmation shall describe the Purchased Mortgage Loans, identify Buyer and Seller and set forth (i) the Purchase Date, (it) the Purchase Price, (iii) the Repurchase Date, (iv) the Pricing Rate applicable to the Transaction, and (v) may contain additional terms or conditions not inconsistent with this Agreement. After receipt of the Confirmation, the Seller shall, subject to the provisions of subsection (c) below, sign the Confirmation and promptly return it to Buyer.

     (b) Any Confirmation by Buyer shall be deemed to have been received by Seller on the date actually received by Seller.

     (c) Each Confirmation, together with this Agreement, shall be conclusive evidence of the terms of the Transaction(s) covered thereby unless objected to in writing by the Seller no more than two (2) Business Days after the date the Confirmation was received by the Seller or unless a corrected Confirmation is sent by Buyer. An objection sent by the Seller must state specifically that the writing is an objection, must specify the provision(s) being objected to by the Seller, must set forth such provision(s) in the manner that the Seller believes they should be stated, and must be received by Buyer no more than two (2) Business Days after the Confirmation was received by the Seller.

     (d) Reserved.

     (e) On the Repurchase Date, termination of the Transaction will be effected by transfer to Seller or its designee of the Purchased Mortgage Loans (and any Income in respect thereof received by Buyer not previously credited or transferred to, or applied to the obligations of, Seller pursuant to
     Section 5) against the simultaneous transfer of the Repurchase Price to an account of Buyer. Seller is obligated to obtain the Mortgage Files



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     from Buyer or its designee (including the Custodian) at Seller's expense on the Repurchase Date.

     (f) In consideration of a fee (the "COMMITMENT FEE") to be paid by Seller to Buyer prior to the initial Transaction in an amount equal to the product of 10 basis points multiplied by $100,000,000 (the "COMMITTED AMOUNT"), Buyer shall, for the term of this Agreement, commit to purchase Mortgage Loans from the Seller so long as (i) the aggregate Purchase Price for Mortgage Loans purchased on a committed basis under to this Agreement does not exceed the Committed Amount; (ii) the aggregate Purchase Price for Mortgage Loans purchased by Buyer on a committed basis and for Mortgage Loans purchased by Buyer pursuant to the exercise of Buyer's option described in subparagraph (g), below, does not exceed $200,000,000; (iii) the Mortgage Loans comply with the representations and warranties set forth herein; (iv) no Event of Default has occurred or is continuing; and (v) Seller gives Buyer two Business Days' notice prior to entering a Transaction.

     (g) Buyer shall have the option, but not the obligation, to purchase additional Mortgage Loans which causes the aggregate Purchase Price for all Mortgage Loans purchased under this Agreement to exceed the Committed Amount; provided, however, that the Seller shall not request the Buyer to purchase, and the Buyer shall not purchase, Mortgage Loans that would cause the aggregate Purchase Price for all Mortgage Loans subject to this Agreement to exceed $200,000,000.

     (h) Seller shall pay to Buyer a non-utilization fee to be paid on such dates and to be calculated as follows: (i) on the six-month anniversary of the date of this Agreement, an amount equal to 10 basis points (on an annualized basis) multiplied by the positive difference, if any, between $50,000,000 minus the average daily Purchase Price for the three-month period commencing on the date three months after the date of this Agreement; (ii) on the nine-month anniversary of the date of this Agreement, an amount equal to 10 basis points (on an annualized basis) multiplied by the positive difference, if any, between $50,000,000 minus the average daily Purchase Price for the three-month period commencing on the date six months after the date of this Agreement; and (iii) on the one year anniversary of the date of this Agreement, an amount equal to 10 basis points (on an annualized basis) multiplied by the positive difference, if any, between $100,000,000 minus the average daily Purchase Price for the three-month period commencing on the date nine months after the date of this Agreement.

     (i) If Seller delivers to Buyer a Takeout Commitment with respect to any of the Purchased Mortgage Loans and the purchase date set forth on such Takeout Commitment is in a date prior to the Repurchase Date, Seller may repurchase such Purchased Mortgage Loans without payment of any breakage costs; provided, however that Seller may not avail itself of the forbearance set forth in this section more than twice excluding the Repurchase Date.


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4.   COLLATERAL AMOUNT MAINTENANCE

     (a) If at any time the Repurchase Price of Purchased Mortgage Loans subject to a Transaction is greater than the Collateral Amount for such Transaction (a "COLLATERAL DEFICIT"), then Buyer may by notice to Seller require Seller, to transfer to Buyer or its designee (including the Custodian)(at the Buyer's option) Mortgage Loans or cash ("ADDITIONAL LOANS"), so that the Repurchase Price shall be no greater than the Collateral Amount.

     (b) Notice required pursuant to subsection (a) above may be given by any means of telecopier or telegraphic transmission. A notice for the payment or delivery in respect of a Collateral Deficit received before 10:00 a.m. (New York time) on a Business Day must be met not later than 4:00 p.m. (New York time) on the Business Day on which the notice was given. Any notice given on a Business Day after 10:00 a.m. (New York time) shall be met not later twenty-four hours following such notice, unless such time is not a Business Day, in which case such notice shall be met no later than 10:00 a.m. (New York time) on the next Business Day. The failure of Buyer, on any one or more occasions, to exercise its rights under subsection (a) of this Section shall not change or alter the terms and conditions to which this Agreement is subject or limit the right of the Buyer to do so at a later date. Buyer agrees that a failure or delay to exercise its rights under subsection (a) of this Section shall not limit its rights under this Agreement or otherwise existing by law or in any way create additional rights for the Seller.

5.   INCOME PAYMENTS

     (a) Where a particular Transaction's term extends over an Income payment date on the Purchased Mortgage Loans subject to that Transaction such Income shall be the property of Buyer. Notwithstanding the foregoing, Buyer agrees that (i) if a Servicer is in place for the Purchased Mortgage Loans, Servicer shall continue to remit Income to Seller, or (ii) if Seller is the servicer of the Purchased Mortgage Loans, Seller is permitted to retain the Income, until and unless Buyer directs Servicer or Seller, as the case may be, to hold such Income in a segregated account for and on behalf of Buyer and/or to remit such Income directly to Buyer.

     (b) Notwithstanding that Buyer and Seller intend that the Transactions hereunder be sales to Buyer of the Purchased Mortgage Loans, Seller shall pay to Buyer the accreted value of the Price Differential (less any amount of such Price Differential previously paid by Seller to Buyer)(each such payment, a "PERIODIC PAYMENT") on the first Business Day of each month.

     (c) Buyer shall offset against the Repurchase Price of each such Transaction all Income and Periodic Payments actually received by Buyer pursuant to Sections 5(a) and (b), respectively.


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6.   SECURITY INTEREST

     The Buyer and the Seller intend that the Transactions hereunder be sales to the Buyer of the Purchased Mortgage Loans and not loans from the Buyer to the Seller secured by the Purchased Mortgage Loans. However, in order to preserve the Buyer's rights under this Agreement in the event that a court or other forum recharacterizes the Transactions hereunder as loans and as security for the performance by Seller of all of Seller's obligations to Buyer under this Agreement and the Transactions entered into pursuant to this Agreement, Seller grants Buyer a first priority security interest in the Purchased Mortgage Loans, Servicing Agreements, Servicing Records, insurance relating to the Mortgage Loans, Income, custodial accounts and escrow accounts relating to the Mortgage Loans and any other contract rights (including the right to receive principal and interest payments with respect to the Mortgage Loans and the right to enforce such payments), general intangibles and other assets relating to the Mortgage Loans or any interest in the Mortgage Loans, the servicing of the Mortgage Loans (including the right to contract for servicing), securities backed by or representing an interest in such Mortgage Loans, Takeout Commitments and any other property of Seller (including hedge or swap contracts) held from time to time by Buyer or its Affiliates (collectively, the "Collateral").

7.   PAYMENT, TRANSFER AND CUSTODY

     (a) Unless otherwise mutually agreed in writing, all transfers of funds hereunder shall be in immediately available funds.

     (b) On the Purchase Date for each Transaction, ownership of the Purchased Mortgage Loans shall be transferred to the Buyer or its designee (including the Custodian) against the simultaneous transfer of the Purchase Price to an account of Seller specified in the Confirmation. Seller, simultaneously with the delivery to the Buyer or its designee (including the Custodian) of the Purchased Mortgage Loans relating to each Transaction hereby sells, transfers, conveys and assigns to Buyer or its designee (including the Custodian) without recourse, but subject to the terms of this Agreement, all the right, title and interest of Seller in and to the Purchased Mortgage Loans together with all right, title and interest in and to the proceeds of any related insurance policies. Upon transfer of the Mortgage Loans to Buyer as set forth in Paragraph 3(a) of this Agreement and until termination of any Transactions as set forth in this Agreement, record title in the name of Seller to each Mortgage Loan shall be retained by Seller in trust, for the benefit of Buyer, for the sole purpose of facilitating the servicing and the supervision of the servicing of the Mortgage Loans by Seller in accordance with Section 25 hereof.

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     (c) In connection with such sale, transfer, conveyance and assignment, on or prior to each Purchase Date, the Seller shall deliver or cause to be delivered and released to Buyer or its designee (including the Custodian), prior to Buyer's purchase therefor, (i) with respect to each Commercial Mortgage Loan, the original documents listed below pertaining to each of the Purchased Mortgage Loans identified in the Custodial Delivery delivered therewith; and (ii) with respect to each Non-Conforming Residential Mortgage Loan, all documents constituting the Mortgage File in its possession and pertaining to each of the Purchase Mortgage Loans identified in the Custodial Delivery delivered therewith, but at the very least shall consist of the items listed in subsections (i), (iii), (v), (vi) (xiv) and
     (xv), below (each, a "MORTGAGE FILE").

          (i) the original Mortgage Note bearing all intervening endorsements,
          endorsed "Pay to the order of               , without recourse" and
          signed in the name of the Seller by an authorized officer (in the event that the Mortgage Loan was acquired in a merger, the signature must be in the following form: "[owner], successor by merger to [name of predecessor]"; in the event that the Mortgage Loan was acquired or originated while doing business under another name, the signature must be in the following form: "[owner], formerly known as [previous name]";

          (ii) the original of any guarantee executed in connection with the Mortgage Note (if any);

          (iii) the original or a copy of the Mortgage with evidence of recording thereon or copies certified by Seller to have been sent for recording;

          (iv) the originals of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon or copies certified by Seller to have been sent for recording;

          (v) the original Assignment of Mortgage in blank for each Mortgage Loan, in form and substance acceptable for recording and signed in the name of the Seller; in the event that the Mortgage Loan was acquired in a merger, the signature must be in the following form: "[owner], successor by merger to [name of predecessor]"; in the event that the Mortgage Loan was acquired or originated while doing business under another name, the signature must be in the following form: "[owner], formerly known as [previous name]";

          (vi) the originals of all intervening assignments of mortgage that complete the chain of ownership from the original owner to the Seller, with evidence of recording thereon or copies certified by Seller to have been sent for recording;

          (vii) the original fire and casualty insurance policy covering the mortgaged property which is an amount at least equal to the outstanding principal balance of

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          the Mortgage Loan, as well as the original insurance against flood hazards if the Mortgaged Property is an area identified by the Federal Emergency Management Agency as having special flood hazards;

          (viii) with respect to any Mortgage Loan that has been outstanding for five (5) years or less, an appraisal of the related mortgaged property signed prior to the approval of the Mortgage Loan application by a qualified appraiser, duly appointed by the originator of the Mortgage Loan;

          (ix) the original Assignment of Leases and Rents, if any, with evidence of recording thereon, in form and substance acceptable for recording;

          (x) the originals of all intervening assignments of Assignment of Leases and Rents that complete the chain of ownership from the original owner to the Seller, executed by the Seller with assignee in blank, in form and substance acceptable for recording and signed in the name of the Seller;

          (xi) a copy of the UCC-1 Financing Statement, certified as true and correct by the Seller or recording agent, stating Seller as Secured Party, together with an assignment of UCC-1 executed by Seller with the secured party in blank, but if the UCC-1 does not name "Seller" as the secured party, the Mortgage File shall contain all intervening assignments that complete the chain of assignment from the original secured party to the Seller, and, if provided, a UCC-3 Continuation Statement;

          (xii) attorney's opinion of title and abstract of title or the original mortgagee title insurance policy, or if the original mortgagee title insurance policy has not been issued, the preliminary title report, binder or commitment to insure;

          (xiii) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage;

          (xiv) with respect to each Non-Conforming Mortgage Loan, the original of any lost note affidavit duly executed and containing a copy of the original Mortgage Note;

          (xv) with respect to each Non-Conforming Mortgage Loan, in the case of participation interests, a participation certificate, together with an assignment executed by the participant for the benefit of an assignee in blank, and a schedule which contains the following information: mortgagor name; unpaid principal balance; participation percentage; gross coupon; net note rate; servicing fee; date to which interest has been paid; accrued interest; maturity date (if available);

          (xvi) either a Seller Release or a Warehouse Lender Release from any Warehouse Lender having a security interest in a Mortgage Loan, as appropriate; and

          (xvii) any other item which may constitute part of the Mortgage File.

     (d) Prior to the first Transaction, Seller shall deliver to Buyer the following which shall be held in escrow by the Buyer until the termination of this Agreement or the occurrence of an Event of Default:

          (i) a fully executed power of attorney substantially in the form of
          Exhibit III attached hereto irrevocably appointing Buyer its attorney-in-fact with full power to complete and record the Assignment of Mortgage, complete the endorsement of the Mortgage Note and take such other steps as may be necessary or desirable to enforce Buyer's rights against such Mortgage Loans, the related Mortgage Files and the Servicing Records;

          (ii) a fully executed irrevocable letters of instructions to Servicers or Master Servicers, substantially in the form of Exhibit IV attached hereto, directing such Servicers or Master Servicer to make all payments of Income directly to Buyer; and

          (iii) a fully executed Assignment of Takeout, substantially in the form of Exhibit VI attached hereto, directing such Takeout Investor
          (i) to accept delivery of the Mortgage Loans subject thereto from Buyer and (ii) to pay Buyer the purchase price for the Mortgage Loans set forth in the Takeout Commitment.

     (e) Buyer may deposit the Mortgage Files representing the Purchased Mortgage Loans, or direct that the Mortgage Files be deposited directly, with a designee acting in the capacity of bailee for the Buyer. If the Mortgage Files are delivered to Buyer or its designee, Buyer or its designee shall during the term of this Agreement exercise reasonable and prudent care in the maintenance thereof. If the Mortgage Loan Documents are delivered to Custodian, the Mortgage Files shall be maintained in accordance with the Custodial Agreement. The Seller understands and agrees that the Custodian shall have no responsibility to the Seller, including without limitation any responsibility to keep the Seller informed of any changes in the status of such Mortgage Files or in the Buyer's instructions with respect thereto, except as explicitly set forth in the Custodial Agreement.

     (f) Any Mortgage Files not delivered to Buyer or its designee (including the Custodian) are and shall be held in trust by the Seller or its designee for the benefit of the Buyer as the owner thereof. The Seller or its designee shall maintain a copy of the Mortgage File and the originals of the Mortgage File not delivered to Buyer or its designee (including the Custodian). The possession of the Mortgage File by the Seller or its designee is at the will of the Buyer for the sole purpose of servicing the related Purchased Mortgage Loan, and such retention and possession by the Seller or its designee is in a custodial capacity only. Each Mortgage File retained or held by the Seller or its designee shall be segregated on the Seller's books and records from the other assets of the Seller or its designee and the books and records of the Seller or its designee shall be marked appropriately to reflect clearly the sale of the related Purchased Mortgage Loan to the Buyer. The Seller or its designee shall release its custody of the Mortgage File only in accordance with written instructions from the Buyer, unless such release is required as incidental to the servicing of the Purchased Mortgage Loans or is in connection with a repurchase of any Purchased Mortgage Loan by Seller.

8.   HYPOTHECATION OR PLEDGE OF PURCHASED MORTGAGE LOANS

     Title to all Purchased Mortgage Loans shall pass to Buyer and Buyer shall have free and unrestricted use of all Purchased Mortgage Loans. Nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Mortgage Loans or otherwise pledging, repledging, hypothecating, or rehypothecating the Purchased Mortgage Loans, but no such transaction shall relieve Buyer of its obligations to transfer Purchased Mortgage Loans to Seller pursuant to Section 3. Nothing contained in this Agreement shall obligate Buyer to segregate any Purchased Mortgage Loans delivered to Buyer by Seller. Without limiting any of Buyer's rights pursuant to this section and pursuant to the Custodial Agreement, Buyer shall not pledge or rehypothecate the Mortgage Loans if such pledge or rehypothecation shall require the removal of the Mortgage File from the Custodian.

9.   SUBSTITUTION

     (a) Subject to Section 9(b), Seller may, upon one (1) Business Days written notice to Buyer, with a copy to Custodian, substitute other Mortgage Loans for any Purchased Mortgage Loans. Such substitution shall be made by transfer to Buyer or its designee (including the Custodian) of the Mortgage File of such other Mortgage Loans together with a Custodial Delivery and transfer to Seller or its designee of the Purchased Mortgage Loans requested for release. After substitution, the substituted Mortgage Loans, shall be deemed to be Purchased Mortgage Loans.

     (b) Notwithstanding anything to the contrary in this Agreement, Seller may not substitute other Mortgage Loans for any Purchased Mortgage Loans if (i) after taking into account such substitution, a Collateral Deficit were to occur, or (ii) Buyer does not consent to such substitution.

10.  REPRESENTATIONS

     (a) As of each Purchase Date, each of Buyer and Seller represents and warrants to the other that (i) it is duly authorized to execute and deliver this Agreement, to enter into the Transactions contemplated hereunder and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance; (ii) it will engage in such Transactions as principal (or, if agreed in writing in advance of any Transaction by the other party hereto, as agent for a disclosed principal);
     (iii) the person signing this Agreement on its behalf is duly authorized to do so on its behalf (or on behalf of any such disclosed principal); (iv) no approval, consent or authorization of the Transactions contemplated by this Agreement from any federal, state, or local regulatory authority having jurisdiction over it is required or, if required, such approval, consent or authorization has been or will, prior to the Purchase Date, be obtained;
     (v) the execution, delivery, and performance of this Agreement and the Transactions hereunder will not violate any law, regulation, order, judgment, decree, ordinance, charter, by-law, or rule applicable to it or its property or constitute a default (or an event which, with notice or lapse of time, or both would constitute a default) under or result in a breach of any agreement or other instrument by which it is bound or by which any of its assets are affected; (vi) it has received approval and authorization to enter into this Agreement and each and every Transaction actually entered into hereunder pursuant to its internal policies and procedures; (vii) neither this Agreement nor any Transaction pursuant hereto are entered into in contemplation of insolvency or with intent to hinder, delay or defraud any creditor; and (viii) the execution, delivery, and performance of this Agreement and the Transactions hereunder will not adversely affect the status of the Seller as a real estate investment trust.

     (b) The Seller represents and warrants to the Buyer that as of the Purchase Date for the purchase of any Purchased Mortgage Loans by the Buyer from the Seller and as of the date of this Agreement and any Transaction hereunder and at all times while this Agreement and any Transaction thereunder is in full force and effect:

          (i) Organization. The Seller is a real estate investment trust duly organized, validly existing and in good standing under the laws and regulations of the state of Seller's organization and is duly licensed, qualified, and in good standing in every state where Seller transacts business and in any state where any Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Seller.

          (ii) No Litigation. There is no action, suit, proceeding, investigation, or arbitration pending or, to the best of Seller's knowledge, threatened against the Seller which may result in any material adverse change in the business, operations, financial condition, properties, or assets of the Seller, or which may have an adverse effect on the validity of this Agreement or the Purchased

          Mortgage Loans Assets or any action taken or to be taken in connection with the obligations of the Seller contemplated herein.

          (iii) No Broker. The Seller has not dealt with any broker, investment banker, agent, or other person, except for the Buyer, who may be entitled to any commission or compensation in connection with the sale of Purchased Mortgage Loans pursuant to this Agreement; provided, that if Seller has dealt with any broker, investment banker, agent, or other person, except for the Buyer, who may be entitled to any commission or compensation in connection with the sale of Purchased Mortgage Loans pursuant to this Agreement, such commission or compensation shall have been paid in full by Seller.

          (iv) CORPORATE SEPARATENESS FROM CUSTODIAN. The Seller and Custodian maintains wholly separate business, principal offices and have no interlocking offices or directors.

          (v) GOOD TITLE TO COLLATERAL. Purchased Mortgage Loans shall be free and clear of any lien, encumbrance or impediment to transfer, and the Seller represents and warrants the foregoing to the Buyer and represents and warrants that it has good, valid and marketable title or right to sell and transfer such Purchased Mortgage Loans to the Buyer.

          (vi) Delivery of Mortgage File. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered under this Agreement or the Custodial Agreement for the Mortgage Loans have been delivered to the Custodian. The Seller or its designee is in possession of a complete, true and accurate Mortgage File, except for such documents the originals of which have been delivered to the Custodian.

          (vii) Reserved.

          (viii) ADDITIONAL REPRESENTATIONS AND WARRANTIES BY INSURED DEPOSITORY INSTITUTIONS. If Seller is an "insured depository institution" as that term is defined in Section 1813(a) of Title 12 of the United States Code, as amended, Seller makes the following additional representations and warranties:

          (A) This Agreement between Buyer and Seller conforms to all applicable statutory requirements. This Agreement is (1) executed contemporaneously with the agreement reached by Buyer and Seller, (2) approved by a specific corporate or banking association resolution by the Seller's board of directors, which approval shall be reflected in the minutes of said board, and (3) continuously, from the time of its execution, an official record of the Seller. A copy of such resolution, certified by a vice president or higher officer of Seller has been provided to Buyer.

          (B) Seller will maintain a copy of this Agreement and each Confirmation in its official books and records and shall make same available for Buyer's inspection and copying on one Business Day's notice.

          (C) The aggregate amount of the Transactions outstanding as of any date between Buyer and Seller shall not exceed any restrictions or limitations imposed by the board of directors of Seller.

     (c) The Seller represents and warrants to the Buyer that each Mortgage Loan sold hereunder and each pool of Mortgage Loans sold in a Transaction hereunder, as of the related Purchase Date conform to the representations and warranties set forth in Exhibit V attached hereto and such additional representations and warranties provided in the Confirmation, if any, and that each Mortgage Loan delivered hereunder as Additional Loans or Substituted Mortgage Loans, as of the date of such delivery, conforms to the representations and warranties set forth in Exhibit V hereto and the Confirmation, if any. Buyer may in its sole discretion waive any of the representations and warranties set forth in Exhibit V attached hereto; provided, that such waiver must be set forth in the related Confirmation. It is understood and agreed that the representations and warranties set forth in Exhibit V hereto and the Confirmation, if any, shall survive delivery of the respective Mortgage File to Buyer or its designee (including the Custodian).

     (d) On the Purchase Date for any Transaction, Buyer and Seller shall each be deemed to have made all the foregoing representations with respect to itself as of such Purchase Date.

11.  NEGATIVE COVENANTS OF THE SELLER

     On and as of the date of this Agreement and each Purchase Date and until this Agreement is no longer in force with respect to any Transaction, the Seller covenants that it will not:

     (a) take any action which would directly or indirectly impair or adversely affect the Buyer's title to or the value of the Purchased Mortgage Loans;

     (b) pledge, assign, convey, grant, bargain, sell, set over, deliver or otherwise transfer any interest in the Purchased Mortgage Loans to any person not a party to this Agreement nor will the Seller create, incur or permit to exist any lien, encumbrance or security interest in or on the Purchased Mortgage Loans except as described in Section 6 of this Agreement;

     (c) without Buyer's prior consent, Seller and those acting on behalf of Seller shall not amend or modify, or waive any term or condition of, or settle or compromise any claim in respect of, any item of the Purchased Mortgage Loans or any related rights.

12.  AFFIRMATIVE COVENANTS OF THE SELLER

     (a) Seller covenants that it will promptly notify Buyer of any material adverse change in its business operations and/or financial condition, provided, however, that nothing in this Section 12 shall relieve Seller of its obligations pursuant to subsections (i), (j) and (k) hereunder or pursuant to any other Section of this Agreement.

     (b) Seller shall provide Buyer with copies of such documentation as Buyer may reasonably request evidencing the truthfulness of the representations set forth in Section 10.

     (c) Seller shall, at Buyer's request, take all action necessary to ensure that Buyer will have a first priority security interest in the Purchased Mortgage Loans, including, among other things, using its best efforts to obtain the Servicer's signature (if the Servicer's signature is necessary) and file such UCC financing statements as Buyer may reasonably request.

     (d) Seller covenants that it will not create, incur or permit to exist any lien, encumbrance or security interest in or on any of the Collateral without the prior express written consent of Buyer.

     (e) Seller shall notify Buyer immediately after obtaining actual knowledge thereof, if any event has occurred that constitutes an Event of Default with respect to Seller or any event that with the giving of notice or lapse of time, or both, would become an Event of Default with respect to Seller.

     (f) Seller warrants and will defend the right, title and interest of Buyer in and to all Collateral against all adverse claims and demands.

     (g) Seller shall take all necessary action to maintain its status as a real estate investment trust.

     (h) With respect to Purchased Mortgage Loans subject to Transactions hereunder, Seller shall enter into hedge contracts with Nomura Securities International, Inc. ("NSI") or such other party reasonably acceptable to Buyer in an amount consistent with market practice to fully hedge, on a duration weighted basis, the related Purchase Price against changes in interest rates. If Seller has entered into hedge contracts with third parties, Seller shall deliver to Buyer on or prior to the related Purchase Date evidence satisfactory to Buyer that such hedge contracts have been assigned to NSI. Seller shall enter into a Master Collateral Security and Netting Agreement for the purpose of cross-collateralizing the hedge contracts relating to such Purchased Mortgage Loans against the obligations of Seller hereunder.

     (i) Seller shall maintain tangible net worth (defined as net worth plus subordinated debt) in an amount not less than $40 million.

     (j) Seller shall maintain a debt to equity ratio no greater than 10 to 1, calculated by the market value of the Seller's assets as determined in good faith by Buyer.

     (k) Seller shall certify in writing to Buyer on a quarterly basis, commencing ninety (90) days from the date hereof, that Seller is in compliance with all of the financial covenants contained in this Agreement and any other agreement or instrument evidencing indebtedness of the Seller for borrowed money in excess of $1,000,000.

13.  EVENTS OF DEFAULT

     (a) If any of the following events (each an "EVENT of Default") occur, the Seller and Buyer shall have the rights set forth in Section 14, as applicable:

          (i) Seller fails to pay the Repurchase Price in full when due or Buyer fails to deliver the Mortgage Loans against full payment therefor;

          (ii) Seller or Buyer fails to satisfy or perform any material obligation or covenant under this Agreement (including any breach of the obligations set forth in Section 4 and Section 12(g));

          (iii) an Act of Insolvency occurs with respect to Seller or Buyer;

          (iv) any representation made by Seller or Buyer shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated;

          (v) Seller or Buyer shall admit its inability to, or its intention not to, perform any of its obligations hereunder;

          (vi) any governmental, regulatory, or self-regulatory authority takes any action to remove, limit, restrict, suspend or terminate the rights, privileges, or operations of the Seller or any of its Affiliates, including suspension as an issuer, lender or seller/servicer of mortgage loans, which suspension has a material adverse effect on the ordinary business operations of Seller or Seller's Affiliate, and which continues for more than 24 hours;

          (vii) There exists a change in management of the Seller or Seller dissolves, merges or consolidates with another entity unless it is the surviving party, or sells, transfers, or otherwise disposes of a material portion of its business or assets;

          (viii) Buyer, in its respective good faith judgment, has reasonable cause to believe that there has been a material adverse change in the business, operations, organizational structure or financial condition of the Seller or that the Seller will not meet any of its obligations under any Transaction pursuant to this Agreement, this Agreement or any other agreement between the parties, and the Seller fails to provide the Buyer with adequate assurances (including without limitation performance guarantees), within 24 hours of a request therefor, of its ability to perform its obligations;

          (ix) Seller is in default under any other agreement to which it is a party, provided, however, such a default shall not constitute an Event of Default if the exercise of such remedies as are available to Seller's counterparty with respect to such default would not result in a material adverse change in the business operations or financial condition of the Seller;

          (x) An Affiliate of Seller is in a material monetary default under any agreement with Buyer or its Affiliates;

          (xi) A final judgment by any competent court in the United States of America for the payment of money in an amount of at least $1,000,000 is rendered against the Seller, and the same remains undischarged or unpaid for a period of sixty (60) days during which execution of such judgment is not effectively stayed;

          (xii) This Agreement shall for any reason cease to create a valid, first priority security interest in any of the Purchased Mortgage Loans purported to be covered hereby; or

          (xiii) Seller fails to provide quarterly unaudited and annual audited financial statements within 50 and 95 days, respectively, after the date on which such period ends, or fails to deliver in a timely manner such financial or other information as Buyer may from time to time reasonably request.

     (b) In making a determination as to whether an Event of Default has occurred, the Buyer shall be entitled to rely on reports published or broadcast by media sources believed by the Buyer to be generally reliable and on information provided to it by any other sources believed by it to be generally reliable, provided that the Buyer reasonably and in good faith believes such information to be accurate and has taken such steps as may be reasonable in the circumstances to attempt to verify such information.

14.  REMEDIES

     (a) If an Event of Default occurs with respect to the Seller, the following rights and remedies are available to the Buyer:

     (i) At the option of the Buyer, exercised by written notice to the Seller (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an Act of Insolvency), the Repurchase Date for each Transaction hereunder shall be deemed immediately to occur. Notwithstanding that the Repurchase Date shall be deemed immediately to have occurred upon the exercise or deemed exercise of such option by the Buyer, for purposes of determining the Repurchase Price, the Repurchase Date shall be the date specified in the Confirmation for such Transaction.

     (ii) If the Buyer exercises or is deemed to have exercised the option referred to in subsection (a)(i) of this Section,

          (A) the Seller's obligations hereunder to repurchase all Purchased Mortgage Loans in such Transactions shall thereupon become immediately due and payable,

          (B) to the extent permitted by applicable law, thee Repurchase Price with respect to each such Transaction shall be increased by the aggregate amount obtained by daily application of, on a 360 day per year basis for the actual number of days during the period from and including the date of the exercise or deemed exercise of such option to but excluding the date of payment of the Repurchase Price as so increased, (x) the greater of the Prime Rate or the Pricing Rate for each such Transaction to (y) the Repurchase Price for such Transaction as of the Repurchase Date as determined pursuant to subsection (a)(i) of this Section (decreased as of any day by (I) any amounts actually in the possession of Buyer pursuant to clause (c) of this subsection,
          (II) any proceeds from the sale of Purchased Mortgage Loans applied to the Repurchase Price pursuant to subsection (a)(xi) of this Section, and (III) any amounts applied to the Repurchase Price pursuant to subsection (a)(iii) of this Section), and

          (c) all Income actually received by the Buyer pursuant to Section 5 shall be applied to the aggregate unpaid Repurchase Price owed by the Seller.

     (iii) After one Business Day's notice to the Seller (which notice need not be given if an Act of Insolvency shall have occurred, and which may be the notice given under subsection (a)(i) of this Section), the Buyer may (A) immediately sell in a commercially reasonable manner, without notice or demand of any kind, at a public or private sale and at such price or prices as the Buyer may reasonably deem satisfactory any or all Purchased Mortgage Loans subject to a Transaction hereunder or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Mortgage Loans, to give the Seller credit for such Purchased

          Mortgage Loans in an amount equal to the Market Value of the Purchased Mortgage Loans against the aggregate unpaid Repurchase Price and any other amounts owing by the Seller hereunder. The proceeds of any disposition of Purchased Mortgage Loans shall be applied first to the costs and expenses incurred by the Buyer in connection with the Seller's default; second to actual damages, including but not limited to costs of cover and/or related hedging transactions; third to the Repurchase Price; and fourth to any other outstanding obligation of the Seller to the Buyer or its Affiliates.

          (iv) Buyer or an Affiliate may deliver the Purchased Mortgage Loans which are Conforming Mortgage Loans to FNMA, FHLMC or GNMA in exchange for securities issued and/or guaranteed by FNMA, FHLMC or GNMA, which securities shall then be treated as Purchased Mortgage Loans, and the Seller hereby irrevocably appoints the Buyer to act as its attorney-in-fact and agent to take such action upon the occurrence of an Event of Default as may be necessary to obtain such FNMA, FHLMC or GNMA securities.

          (v) The parties recognize that it may not be possible to purchase or sell all of the Purchased Mortgage Loans on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for such Purchased Mortgage Loans may not be liquid. In view of the nature of the Purchased Mortgage Loans, the parties agree that liquidation of a Transaction or the underlying Purchased Mortgage Loans does not require a public purchase or sale and that a good faith private purchase or sale shall be deemed to have been made in a commercially reasonable manner. Accordingly, Buyer may elect, in its sole discretion, the time and manner of liquidating any Purchased Mortgage Loan and nothing contained herein shall (A) obligate Buyer to liquidate any Purchased Mortgage Loan on the occurrence of an Event of Default or to liquidate all Purchased Mortgage Loans in the same manner or on the same Business Day or (B) constitute a waiver of any right or remedy of Buyer. However, in recognition of the parties' agreement that the Transactions hereunder have been entered into in consideration of and in reliance upon the fact that all Transactions hereunder constitute a single business and contractual relationship and that each Transaction has been entered into in consideration of the other Transactions, the parties further agree that Buyer shall use its best efforts to liquidate all Transactions hereunder upon the occurrence of an Event of Default as quickly as is prudently possible in the reasonable judgment of Buyer.

          (vi) Buyer shall, without regard to the adequacy of the security for the Seller's obligations under this Agreement, be entitled to the appointment of a receiver by any court having jurisdiction, without notice, to take possession of and protect, collect, manage, liquidate, and sell the Collateral or any portion thereof, and collect the payments due with respect to the Collateral or any portion thereof.

          Seller shall pay all costs and expenses incurred by Buyer in connection with the appointment and activities of such receiver.

          (vii) Seller agrees that Buyer may obtain an injunction or an order of specific performance to compel Seller to fulfill its obligations as set forth in Section 25, if Seller fails or refuses to perform its obligations as set forth therein.

          (viii) Seller shall be liable to Buyer for (A) the amount of all expenses, including reasonable legal or other expenses incurred by Buyer in connection with or as a consequence of an Event of Default, and (B) actual damages, including, without limitation, all costs incurred in connection with hedging or covering transactions.

          (ix) Buyer shall have all the rights and remedies provided herein, provided by applicable federal, state, foreign, and local laws (including, without limitation, the rights and remedies of a secured party under the Uniform Commercial Code of the State of New York, to the extent that the Uniform Commercial Code is applicable, and the right to offset any mutual debt and claim), in equity, and under any other agreement between Buyer and Seller.

          (x) Buyer may exercise one or more of the remedies available to Buyer immediately upon the occurrence of an Event of Default and, except to the extent provided in subsections (a)(i) and (iii) of this Section, at any time thereafter without notice to Seller. All rights and remedies arising under this Agreement as amended from time-to-time hereunder are cumulative and not exclusive of any other rights or remedies which Buyer may have.

          (xi) In addition to its rights hereunder, Buyer shall have the right to proceed against any assets of Seller which may be in the possession of Buyer, its Affiliates or their designee (including the Custodian), including the right to liquidate such assets and to set off the proceeds against monies owed by Seller to Buyer pursuant to this Agreement. Buyer may set off cash, the proceeds of the liquidation of the Purchased Mortgage Loans, any Collateral or its proceeds, and all other sums or obligations owed by Buyer or its Affiliates to Seller against all of Seller's obligations to Buyer, whether under this Agreement, under a Transaction, or under any other agreement between the parties, or otherwise, whether or not such obligations are then due, without prejudice to Buyer's right to recover any deficiency. Any cash, proceeds, or property in excess of any amounts due, or which Buyer reasonably believes may become due, to it from Seller shall be returned to Seller after satisfaction of all obligations of Seller to Buyer.

          (xii) Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and Seller hereby expressly waives any defenses Seller might otherwise have to require Buyer to enforce its rights by judicial process. Seller also waives any defense Seller might otherwise have arising from the use of nonjudicial process, enforcement and sale of all or any portion of the Collateral, or from any other election of remedies. Seller recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm's length.

     (b) If an Event of Default occurs with respect to Buyer, the following rights and remedies are available to the Seller:

          (i) Upon tender by the Seller of payment of the aggregate Repurchase Price for all such Transactions, the Buyer's right, title and interest in all Purchased Mortgage Loans subject to such Transactions shall be deemed transferred to the Seller, and the Buyer shall deliver or cause to be transferred all such Purchased Mortgage Loans to the Seller or its designee at Buyer's expense.

          (ii) If the Seller exercises the option referred to in subsection
          (b)(i) of this Section and the Buyer fails to deliver or cause to be delivered the Purchased Mortgage Loans to the Seller or its designee, after one Business Day's notice to the Buyer, the Seller may (A) purchase Mortgage Loans or securities ("REPLACEMENT ASSETS") that are as similar as is reasonably practicable in characteristics, outstanding principal amounts (as a pool) and interest rate to any Purchased Mortgage Loans that are not delivered by the Buyer to the Seller or its designee as required hereunder or (B) in its sole discretion elect, in lieu of purchasing Replacement Assets, to be deemed to have purchased Replacement Assets at a price therefor on such date, equal to the Market Value of the Purchased Mortgage Loans.

          (iii) The Buyer shall be liable to the Seller (A) with respect to Purchased Mortgage Loans (other than Additional Loans), for any excess of the price paid (or deemed paid) by the Seller for Replacement Assets therefor over the Repurchase Price for such Purchased Mortgage Loans, (B) with respect to Additional Loans, for the price paid (or deemed paid) by the Seller for the Replacement Assets therefor. In addition, the Buyer shall be liable to the Seller for interest on such remaining liability with respect to each such purchase (or deemed purchase) of Replacement Assets from the date of such purchase (or deemed purchase) until paid in full by Buyer. Such interest shall be at the greater of the Pricing Rate or the Prime Rate, and (C) for actual damages, including, without limitation, all costs incurred in connection with hedging or covering transactions.

15.  SINGLE AGREEMENT

     Buyer and Seller acknowledge that, and have entered hereunto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and that each has been entered into in consideration of the other Transactions. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and (iii) that payments, deliveries, and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries, and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries, and other transfers may be applied against each other and netted.

16.  NOTICES AND OTHER COMMUNICATIONS

     Unless another address is specified in writing by the respective party to whom any written notice or other communication is to be given hereunder, all such notices or communications shall be in writing or confirmed in writing and delivered at the respective addresses set forth in the Confirmation. Any notices or other communications permitted or required hereunder shall be in writing and shall be deemed conclusively to have been given if (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid, and return receipt requested, (c) sent by express courier delivery service and received by the party to whom it is sent or
     (d) transmitted by telex or facsimile transmission (or any other type of electronic transmission agreed upon by the parties) and confirmed by a writing given by means of (a), (b) or (c).

17.  ENTIRE AGREEMENT; SEVERABILITY

     This Agreement together with the applicable Confirmation constitutes the entire understanding between Buyer and Seller with respect to the subject matter it covers and shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions involving Purchased Mortgage Loans. By acceptance of this Agreement, Buyer and Seller acknowledge that they have not made, and are not relying upon, any statements, representations, promises or undertakings not contained in this Agreement. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

18.  NON-ASSIGNABILITY

     The rights and obligations of the parties under this Agreement and under any Transaction shall not be assigned by either party without the prior written consent of the other party; provided, however, that Nomura may assign its rights and obligations under this Agreement and/or under any Transaction to an Affiliate without the prior written consent of the other party. Subject to the foregoing, this Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. Nothing in this Agreement express or implied, shall give to any person, other than the parties to this Agreement and their successors hereunder, any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

19.  TERMINABILITY

     This Agreement shall be terminated three hundred and sixty-four (364) days following the date hereof, and any outstanding Transactions shall become due on such date. Notwithstanding any such termination or the occurrence of an Event of Default, all of the representations, warranties and covenants hereunder shall continue and survive.

20.  GOVERNING LAW

     THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIV1NG EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

21.  CONSENT TO JURISDICTION AND ARBITRATION

     The parties irrevocably agree to submit to the personal jurisdiction of the United States District Court for the Southern District of New York, the parties irrevocably waiving any objection thereto. If, for any reason, federal jurisdiction is not available, and only if federal jurisdiction is not available, the parties irrevocably agree to submit to the personal jurisdiction of the Supreme Court of the State of New York, the parties irrevocably waiving any objection thereto. Notwithstanding the foregoing two sentences, at either party's sole option exercisable at any time not later than thirty (30) days after an action or proceeding has been commenced, the parties agree that the matter may be submitted to binding arbitration in accordance with the commercial rules of the American Arbitration Association then in effect in the State of New York and judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction thereof within the City, County and State of New York; provided, however, that the arbitrator shall not amend, supplement, or reform in any regard this Agreement or the terms of any Confirmation, the rights or obligations of any party hereunder or thereunder, or the enforceability of any of the terms hereof or thereof. Any arbitration shall be conducted before a single arbitrator who shall be reasonably familiar with repurchase transactions and the secondary mortgage market in the City, County, and State of New York.

22.  NO WAIVERS, ETC.

     No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto. Any such waiver or modification shall be effective only in the specific instance and for the specific purpose for which it was given.

23.  INTENT

     The parties understand and intend that this Agreement and each Transaction hereunder constitute a "securities contract" as that term is defined in
     Section 741 of Title 11 of the United States Code, as amended; provided, however, that if the Seller is an "insured depository institution" as that term is defined in Section 1813(a) of Title 12 of the United States Code, as amended, the parties understand and intend that this Agreement and each Transaction hereunder constitute a "qualified financial contract" as that term is defined in Section 1821 of Title 12 of the United States Code, as amended.

24.  SERVICING

     (a) Seller covenants to maintain or cause the servicing of the Mortgage Loans to be maintained in conformity with accepted servicing practices in the industry and in a manner at least equal in quality to the servicing Seller provides to mortgage loans which it owns. The Servicer (or Seller if acting as Servicer) may retain legal title of the Purchased Mortgage Loans solely for the purpose of servicing or supervising the servicing of such Purchased Mortgage Loans. Any equitable interest in Purchased Mortgage Loans shall remain in the Buyer. All servicing fees and compensation with respect to the servicing of the Mortgage Loans shall be customary, reasonable and consistent with industry practice.

     (b) If the Mortgage Loans are serviced by the Seller, (i) Seller agrees that Buyer is the owner of all servicing records, including but not limited to any and all servicing agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of Purchased Mortgage Loans (the "SERVICING RECORDS"), and (ii) Seller grants the Buyer a security interest in all servicing fees and rights relating to the Mortgage Loans and all Servicing Records to secure the obligation of the Seller or its designee to service in conformity with this Section and any other obligation of Seller to Buyer. Seller covenants to safeguard such Servicing Records and to deliver them promptly to Buyer or its designee (including the Custodian) at Buyer's request.

     (c) If the Mortgage Loans are serviced by a third party servicer (such third party servicer, the "SERVICER"), the Seller (i) at the request of Buyer, shall provide a copy of the servicing agreement to Buyer (the "SERVICING AGREEMENT"); and (ii) hereby irrevocably assigns to the Buyer and Buyer's successors and assigns all right, title, interest and the benefits of the Servicing Agreements with respect to the Mortgage Loans.

     (d) The Servicer (or Seller if acting as Servicer) shall use of one or more of the following types of accounts, in each case maintained at an institution that is independent of and unaffiliated with Seller, into which all sums collected in respect of Mortgage Loans shall be deposited and maintained: (i) a trust account or accounts maintained for the benefit of Buyer with the trust department of a federally chartered depository institution or trust company acting in its fiduciary capacity or (ii) a trust account or accounts maintained for the benefit of Buyer with the trust department of a state chartered depository institution or trust company acting in its fiduciary capacity and subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 CFR Section 9.10(b), or (iii) an account or accounts (a) maintained with a depository institution the debt obligations of which are rated by Standard & Poor's Ratings Group in one of its two highest rating categories at the time of any deposit therein or (b) the deposits of which are insured by the FDIC, to the limits established by the FDIC, and the uninsured deposits in which are otherwise secured such that Buyer has a claim with respect to the funds in such account or a perfected first security interest against any collateral securing such funds that is superior to claims of any other depositor or creditors of the depository institution with which such account is maintained.

     (e) Seller shall provide, or shall cause the Servicer to provide, to Buyer each month a monthly remittance report prepared and distributed by Seller if acting as Servicer, or by the Servicer pursuant to the Servicing Agreement, with respect to all Mortgage Loans subject to any Transaction hereunder.

25.  DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS

     The parties acknowledge that they have been advised that in the case of Transactions in which one of the parties is an "insured depository institution" as that term is defined in Section 1831 (a) of Title 12 of the United States Code, as amended, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation, the Savings Association Insurance Fund or the Bank Insurance Fund, as applicable.

26.  NETTING

     If Buyer and Seller are "financial institutions" as now or hereinafter defined in Section 4402 of Title 12 of the United States Code ("SECTION 4402") and any rules or regulations promulgated thereunder:

     (a) All amounts to be paid or advanced by one party to or on behalf of the other under this Agreement or any Transaction hereunder shall be deemed to be "payment obligations" and all amounts to be received by or on behalf of one party from the other under this Agreement or any Transaction hereunder shall be deemed to be "payment entitlements" within the meaning of Section 4402, and this Agreement shall be deemed to be a "netting contract" as defined in Section 4402.

     (b) The payment obligations and the payment entitlements of the parties hereto pursuant to this Agreement and any Transaction hereunder shall be netted as follows. In the event that either party (the "DEFAULTING PARTY") shall fail to honor any payment obligation under this Agreement or any Transaction hereunder, the other party (the "NONDEFAULTING PARTY") shall be entitled to reduce the amount of any payment to be made by the Nondefaulting Party to the Defaulting Party by the amount of the payment obligation that the Defaulting Party failed to honor.

27.  CONDITIONS PRECEDENT TO INITIAL TRANSACTION

     As conditions precedent to the initial Transaction hereunder, Buyer shall have received on or before the day of such Transaction the following, in form and substance satisfactory to the Buyer and duly executed by Seller:

     (a) This Agreement and the Custodial Agreement.

     (b) Evidence that all other actions necessary or, in the sole discretion of Buyer, desirable to perfect and protect the security interests and liens created by Section 6 hereof have been taken, including without limitation duly executed Uniform Commercial Code financing statements on Form UCC-1 with respect to the Collateral.

     (c) A certified copy of the Seller's internal resolutions approving this Agreement and the Custodial Agreement and transactions contemplated thereunder, and all documents evidencing other necessary organizational action or governmental approvals as may be required in connection with this Agreement and the Custodial Agreement.

     (d) A certificate of the Seller's Corporate Secretary or Assistant Secretary certifying the names, true signatures and titles of the Seller's officers duly authorized to initiate Transactions and to sign this Agreement and the Custodial Agreement and the other documents to be delivered thereunder.

     (e) A favorable opinion of the Seller's counsel as to such matters as the Buyer may reasonably request.

     (f) The documents set forth in Exhibit III, Exhibit IV and Exhibit VI hereto.

     (g) A Master Collateral Security and Netting Agreement in form and substance satisfactory to Buyer.

28.  CONFIDENTIALITY

     This Agreement and its terms and contents are proprietary to Buyer and shall be held by Seller in strict confidence and shall not be disclosed to any third party without the consent of Buyer except for (i) disclosure to your attorneys or accountants, provided that such attorneys and accountants likewise agree to be bound by this covenant of confidentiality or (ii) disclosure required by law, rule, regulation or order of a court or other regulatory body.

29.  MISCELLANEOUS

     (a) Time is of the essence under this agreement and all Transactions and all references to a time shall mean New York time in effect on the date of the action unless otherwise expressly stated in this Agreement.

     (b) Buyer shall be authorized to accept orders and take any other action affecting any accounts of the Seller in response to instructions given in writing or orally by telephone or otherwise by any person with apparent authority to act on behalf of the Seller, and the Seller shall indemnify Buyer, defend, and hold Buyer harmless from and against any and all liabilities, losses, damages, costs, and expenses of any nature arising out of or in connection with any action taken by Buyer in response to such instructions received or reasonably believed to have been received from the Seller.

     (c) If there is any conflict between the terms of this Agreement or any Transaction entered into hereunder and the Custodial Agreement, this Agreement shall prevail.

     (d) If there is any conflict between the terms of a Confirmation or a corrected Confirmation issued by the Buyer and this Agreement, the Confirmation shall prevail.

     (e) This Agreement may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

     (f) The headings in this Agreement are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.



                      [THIS SPACE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date set forth above.

                                            BUYER

                                            NOMURA ASSET CAPITAL
                                            CORPORATION

                                            By: /s/ JAMES K. LIEBLICH

                                            TITLE: DIRECTOR

                                            DATE: 9/29/97


                                            SELLER

                                            HANOVER CAPITAL MORTGAGE
                                            HOLDINGS, INC.

                                            By: /s/ JOYCE S. MIZERAK

                                            TITLE: MANAGING DIRECTOR

                                            DATE: 9/29/97

                                    EXHIBITS
                                    --------


EXHIBIT I                             Confirmation

EXHIBIT II Form of Custodial Delivery including the form of Mortgage Loan Schedule

EXHIBIT III                           Form of Power of Attorney

EXHIBIT IV                            Letter of Instruction to Master
                                      Servicer and Servicers

EXHIBIT V                             Representations and Warranties for
                                      Mortgage Loans

EXHIBIT VI                            Assignment of Takeout

                                                                       EXHIBIT I

                           Form of Confirmation Letter

HANOVER CAPITAL MORTGAGE HOLDINGS, INC.
100 Metroplex Drive
Suite 301
Edison, New Jersey 08817
Attention: Joyce Mizerak

    Confirmation No.:
                      -------------------------



          Purchase Date:

          Description of the Mortgage Loans to be Purchased:

          Aggregate Principal Amount of Purchased Mortgage Loans:

          Purchase Price:

          Pricing Rate:

          Repurchase Date:

          Repurchase Price:

          Names and addresses for communications:

                      Buyer:      Nomura Asset Capital Corporation
                                  2 World Financial Center
                                  Building B
                                  21st Floor
                                  New York, New York 10281
                                  Attn: Murray Pozmanter

                      Seller:     HANOVER CAPITAL MORTGAGE
                                  HOLDINGS, INC.
                                  100 Metroplex Drive, Suite 301
                                  Edison, New Jersey 08817
                                  Attention: Joyce Mizerak

                                                                      EXHIBIT II

                           Form of Custodial Delivery

On this __ day of                , 19  , Hanover Capital Mortgage Holdings, Inc.
(the "Seller"), as the Seller under that certain Master Repurchase Agreement Governing Purchases and Sales of Mortgage Loans, dated as of September 29, 1997 (the "Repurchase Agreement") between the Seller and Nomura Asset Capital Corporation (the "Buyer"), does hereby deliver to The First National Bank of Chicago ("Custodian"), as custodian under that certain Custodial Agreement, dated as of September 29, 1997, among Buyer, Seller and Custodian, the Mortgage Files with respect to the Mortgage Loans to be purchased by the Buyer on pursuant to the Repurchase Agreement, which Mortgage Loans are listed on the Mortgage Loan Schedule attached hereto and which Mortgage Loans shall be subject to the terms of the Custodial Agreement on the date hereof.

With respect to the Mortgage Files delivered hereby, for the purposes of issuing the Trust Receipt, the Custodian shall review the Mortgage Files to ascertain delivery of the documents listed in Annex A attached to the Custodial Agreement. Please review the Mortgage Files in accordance with the standards set forth in the Custodial Agreement and deliver to Buyer a Trust Receipt promptly upon completion of your review.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Custodial Agreement.

IN WITNESS WHEREOF, the Seller has caused its name to be signed hereto by its officer thereunto duly authorized as of the day and year first above written.

                                            HANOVER CAPITAL MORTGAGE
                                            HOLDINGS, INC.


                                            By:

                                            Title:

                                            Name:

                             Mortgage Loan Schedule
                             ----------------------


                                                            Outstanding
Loan No.  Mortgagor   Note Rate   Note Date   Face Amount   Principal Amount   Maturity   ARM/Fixed   ARM Type   Loan Type
--------  ---------   ---------   ---------   -----------   ----------------   --------   ---------   --------   ---------




Takeout Price   Takeout Investor
-------------   ----------------



                                                                     EXHIBIT III

                            Form of Power of Attorney

"Notice: The powers granted by this document are broad and sweeping. They are defined in New York General Obligations Law, Article 5, Title 15, sections 5-1502A through 51503, which expressly permits the use of any other different form of power of attorney desired by the parties concerned.

"Know All Men by These Presents, which are intended to constitute a GENERAL POWER OF ATTORNEY pursuant to Article 5, Title 15 of the New York General Obligations Law: That Hanover Capital Mortgage Holdings, Inc. ("Seller"), does hereby appoint Nomura Asset Capital Corporation ("Nomura"), its attorney-in-fact to act in Seller's name, place and stead in any way which Seller could do with respect to recording the Mortgages or Assignments of Mortgages purchased by Nomura pursuant to a Master Repurchase Agreement Governing Purchases and Sales of Mortgage Loans dated as of September 29, 1997 between Seller and Nomura and to take such other steps as may be necessary or desirable to enforce Nomura's rights against such Mortgage Loans, the related Mortgage Files and the Servicing Records to the extent that Seller is permitted by law to act through an agent.

TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, SELLER HEREBY AGREES THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OF SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY, AND SELLER ON ITS OWN BEHALF AND ON BEHALF OF SELLER'S LEGAL REPRESENTATIVES AND ASSIGNS, HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING RELIED ON THE PROVISIONS OF THIS INSTRUMENT.

IN WITNESS WHEREOF Seller has caused this Power of Attorney to be executed and the Seller's seal to be affixed this __ day of ____________ , 199_.

                                         HANOVER CAPITAL MORTGAGE HOLDINGS, INC.

                                         (Seal)

                                         By:

                                         Name:
                                         Title:

                                                                      EXHIBIT IV

             Letter of Instructions to Master Servicer and Servicers

[Servicer]

Ladies/Gentlemen:

On ______________________, Hanover Capital Mortgage Holdings, Inc. ("Seller"), sold to Nomura Asset Capital Corporation ("Buyer") all of Seller's right, title and interest in and to the mortgage loans identified on Appendix A attached to this letter and made a part hereof (the "Mortgage Loans"). Accordingly, Seller hereby unconditionally and irrevocably instructs you to pay to Buyer, pursuant to the terms of our existing servicing arrangements, any and all monies received by you on or after ________________ which would have been payable from time to time by you to Seller on account of or otherwise in connection with the Mortgage Loans, including without limitation any and all principal, interest, partial prepayments, prepayments in full, penalties, advance payments, or expenses; provided, however, that any such monies representing scheduled payments of principal of or interest on such Mortgage Loans due prior to ________________ shall be paid to Seller.

All such monies should be paid by you to the order of Buyer in the manner and on the date such monies would have been payable to Seller, as follows:

              Mellon Bank, Pittsburgh
              ABA #043000261 for the account of Nomura Asset Capital Corporation Acct. # 1092525
              Attn: Murray Pozmanter/re: Hanover Capital Mortgage Holdings, Inc.

     Seller further instructs you that all rights and powers of Seller under the existing servicing arrangements with respect to the Mortgage Loans have been transferred to Buyer and that Buyer has the sole right as the owner of the Mortgage Loans to direct your actions under such servicing arrangements with respect to the Mortgage Loans and to exercise such rights and powers.


                                        Very truly yours,

                                        HANOVER CAPITAL MORTGAGE
                                        HOLDINGS, INC.

                                        By:

                                        Name:

                                        Title:

                                                                      EXHIBIT V

                         Representations and Warranties
               Regarding Non-Conforming Residential Mortgage Loans

     The Seller represents and warrants to the Buyer that, with respect to each Non-Conforming Residential Mortgage Loan sold hereunder and with respect to each pool of Non-Conforming Residential Mortgage Loans sold in a Transaction hereunder, as of the related Purchase Date:

     (a) MORTGAGE LOAN SCHEDULE. The information set forth in the Mortgage Loan
Schedule is complete, true and correct;

     (b) VALIDITY OF MORTGAGE DOCUMENTS. To the best of Seller's knowledge, but without any investigation, the documents and instruments evidencing the Mortgage Loans are legal, valid and binding obligations of the Mortgagors enforceable against the Mortgagors in accordance with their respective terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally, the Soldiers and Sailors' Relief Act, laws relating to administering decedents' estates and general principles of equity.

     (c) PASS-THROUGH OF REPRESENTATIONS AND WARRANTIES. If the Mortgage Loan was acquired by the Seller from a third party originator or seller, the Mortgage Loan satisfies the requirements and representations and warranties required to be made to Seller by such third party originator or seller, as the case may be; and such requirements, representations and warranties have been disclosed to the Buyer prior to the related Purchase Date.

          Representations and Warranties for Conforming Mortgage Loans

     The Seller represents and warrants to the Buyer that with respect to each Conforming Mortgage Loan sold hereunder and with respect to each pool of Conforming Mortgage Loans sold in a Transaction hereunder, as of the Purchase
Date:

     (a) ELIGIBILITY AND VALIDITY. Each Mortgage Loan is eligible, and in the form required for and satisfies all of the requirements for inclusion in the Mortgage Backed Securities Program of the Agency or Agencies indicated on the Confirmation and the characteristics of each pool are such that the pool is eligible for inclusion in such Mortgage Backed Securities Program. Each Mortgage Loan is a bona fide Mortgage Loan of the type it purports to be, made to one or more borrowers each having substantially the credit standing he or she is represented to have.

     (b) CONFORMITY WITH MORTGAGE BACKED SECURITIES PROGRAM. If the Confirmation indicates that the Mortgage Loan(s) are eligible for inclusion in the Mortgage Backed Securities Program of GNMA, the Seller represents and warrants that such Mortgage Loans satisfy the requirements and representations and warranties required to be made by the Seller in the GNMA Guide. If the Confirmation indicates that the Mortgage Loan(s) are eligible for inclusion in the Mortgage Backed Securities Program of FNMA, the Seller represents and warrants that such Mortgage Loans satisfy the requirements and representations and warranties required to be made by the Seller in the FNMA Guide. If the Confirmation indicates that the Mortgage Loan(s) are eligible for inclusion in the Mortgage Backed Securities Program of FHLMC, the Seller represents and warrants that such Mortgage Loans satisfy the requirements and representations and warranties required to be made by the Seller in the FHLMC Guide.

          Representations and Warranties for Commercial Mortgage Loans

     The Seller represents and warrants to the Buyer that with respect to each Commercial Mortgage Loan sold hereunder and with respect to each pool of Commercial Mortgage Loans sold in a Transaction hereunder, as of the Purchase
Date:

     (a) SOLE OWNER. The Seller is the sole owner and holder of such Mortgage Loan;

     (b) AUTHORITY TO SELL. The Seller has full right and authority to sell, assign and transfer such Mortgage Loan;

     (c) NO CROSS COLLATERALIZATION. Such Mortgage Loan is not cross-collateralized with other mortgaged properties not subject to this Agreement, contains no equity participation and is a whole loan and not a participation certificate; none of the Mortgage Notes or Mortgages provide for any contingent or additional interest in the form of participation in the cash flow of the Mortgaged Property. The indebtedness evidenced by the Mortgage Note is not convertible to an ownership interest in the Mortgaged Property or the mortgagor; and the Seller has not financed nor does it own, directly or indirectly, any equity of any form in the Mortgaged Property or the mortgagor, except as otherwise disclosed in writing to Buyer;

     (d) COMPLIANCE WITH APPLICABLE LAWS. Such Mortgage Loan, and all parties involved in the origination and servicing of the Mortgage Loan, complied as of the date of origination with, or are exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury. Any and all other requirements of any federal, state or local laws applicable to such Mortgage Loan have been complied with;

     (e) ORIGINATION, SERVICING AND COLLECTION IS LEGAL. The origination practices used by the originator with respect to each Mortgage Loan have been in all respects legal, proper and prudent and have met customary standards utilized by mortgage lenders in their commercial mortgage origination and servicing business;

     (f) ORIGINATION OF MORTGAGE LOAN. Such Mortgage Loan was originated by or for Seller and complies with all the terms, conditions and requirements of the underwriting policies of the Seller in effect at the time of origination;

     (g) NO SECURITY INTEREST. The Seller is transferring such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan;

     (h) PROCEEDS FULLY DISBURSED. The Mortgage Loan was closed in accordance with the commitment letter between the Seller and the mortgagor as such commitment letter may have been modified in writing by the Seller. The proceeds of the Mortgage Loan have been fully disbursed in an amount not exceeding the amount of the related Mortgage Note (which amount is fully enforceable against the maker thereof) and there is no requirement for future advances thereunder except in accordance with funding schedules (if any), as set forth in the related Mortgage Note or Mortgage, and any and all requirements stated in such commitment letter as to the completion of any on-site or off-site improvements and as to the release of any escrow funds have been complied with;

     (i) DOCUMENTS VALID. Each of the Mortgage Note, Mortgage and other agreements executed in connection therewith is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions therein), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and there is no offset, defense, counterclaim or right to rescission with respect to such Mortgage Note, Mortgage or other agreements. All parties to the Mortgage, the Mortgage Note and all other documents evidencing, securing and guaranteeing the Mortgage Loan had legal capacity to enter into such documents;

     (j) ASSIGNMENT OF MORTGAGE. The Assignment of Mortgage and the Assignment of Assignment of Leases and Rents are in recordable form and constitute the legal, valid and binding assignments of such Mortgage and Assignment of Leases and Rents from the Seller;

     (k) FIRST LIEN. The Mortgage is a valid and enforceable first lien on the Mortgaged Property, which Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage, except for (i) liens for real estate taxes and special assessments not yet due and payable, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal made in connection with the origination of the Mortgage Loan, and (iii) other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by such Mortgage;

     (i) NO MODIFICATION, RELEASE OR SATISFACTION. The Mortgage has not been waived, modified, altered, satisfied, canceled or subordinated in any respect or rescinded, and the Mortgaged Property has not been released from the lien or other encumbrance of, nor has the mortgagor been released from its obligations under, the Mortgage, in whole or in any part, in a manner which materially interferes with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the Mortgaged Property, nor has any instrument been executed that would effect any such cancellation, subordination, rescission or release, with the exception of the written instruments which are part of the Mortgage File;

     (m) NO TAXES OR ASSESSMENTS. All taxes and governmental assessments that prior to the Purchase Date became due and owing in respect of, and affect, the Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established;

     (n) ESCROW DEPOSITS. All escrow deposits and payments relating to the Mortgage Loans are in the possession, or under the control, of the Seller or its agent and there are no deficiencies in connection therewith;

     (o) NO BUY-DOWNS OR THIRD PARTY ADVANCES. The Seller has not, directly or indirectly, advanced funds, or received any advance of funds by a party other than the mortgagor, for the payment of any amount required by the Mortgage Note or the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the date which precedes by thirty (30) days the first due date under the Mortgage Note;

     (p) NO CONDEMNATION OR DAMAGES. There is no proceeding pending for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is being used for the purpose set forth in the mortgagor's loan application, or such other documents that the Seller required at origination, and it is in good repair and free and clear of any damage that would affect materially and adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

     (q) NO MECHANICS LIENS. The Mortgaged Property is free and clear of any mechanics' and materialmen's liens or liens in the nature thereof, and no rights are outstanding that under law could give rise to any such liens, any of which liens are or may be prior to, or equal with, the lien of the Mortgage, except those which are insured against by the lender's title insurance policy referred to in paragraph (w) below;

     (r) TITLE SURVEY; IMPROVEMENTS. The mortgage file includes a title survey, certified to the Seller, its successors and assigns, and the title insurance company, in accordance with minimum standards for title surveys as determined by ALTA/ASCM, with the signature and seal of a licensed engineer or surveyor affixed thereto. None of the improvements which were included for the purpose of determining the appraised value of the Mortgaged Property at the time of the origination of the Mortgage Loan lies outside of the boundaries and building restriction lines of such property, no improvements on adjoining properties materially encroach upon such Mortgaged Property;

     (s) MORTGAGOR PROPERLY LICENSED AND IN COMPLIANCE WITH TERMS OF REQUIRED DOCUMENTS. The mortgagor was at the time of origination in possession of all licenses, permits and other authorizations necessary and required by applicable law for the conduct of its business. All such licenses, permits and authorizations are valid and in full force and effect. All conditions on the mortgagor's part to be fulfilled under the terms of any lease of the Mortgaged Property have been satisfied;

     (t) COMPLIANCE WITH LAWS. The Mortgaged Property is in compliance with and lawfully used and occupied under any applicable zoning, building or environmental law or regulation and all inspections, licenses and certificates required, whether by law, regulation or insurance standards to be made or issued with respect to the Mortgaged Property and with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriter certificates, have been made by or issued by the appropriate governmental or quasi-governmental authorities or other authorities having jurisdiction over the Mortgaged Property. The Seller has not received notification from any governmental authority that the Mortgaged Property is in material non-compliance with such laws or regulations, is being used, operated or occupied unlawfully or has failed to have or obtain such inspection, licenses or certificates, as the case may be. The Seller has not received notice of any violation or failure to comply with any such law, ordinance, regulation, standard, license or certificate. If the Mortgaged Property is legal and nonconforming under applicable zoning ordinances, (1) the nonconforming improvements may be rebuilt to current density and used and occupied for such nonconforming purposes if damaged or destroyed or (2) the Mortgagor has provided a "law and ordinance" endorsement to the hazard insurance policy that fully insures against loss due to (a) the operation of applicable zoning ordinance(s),
(b) increased cost of construction and (c) demolition costs. In the case of (2), above, Seller has performed or caused to be performed, and the Mortgaged Property has passed, a threshold evaluation test using standards and guidelines consistent with normal commercial lending practices;

     (u) MORTGAGOR IS LANDLORD UNDER LEASES. The mortgagor is the owner and holder of the landlord's interest under any lease for use and occupancy of all or any portion of the Mortgaged Property. Each Mortgage provides for the appointment of a receiver for rents in the event of default or allows the mortgagee to enter into possession to collect the rents. Neither the Seller nor the mortgagor has made any assignments of the landlord's interest in any such lease or any portion of the rents, additional rents, charges, issues or profits due and payable or to become due and payable under any such lease, which assignments are presently outstanding and have priority over the Mortgage or any assignment of leases, rents and profits given in connection with the origination of the Mortgage, other than as may be disclosed in the lender's title insurance policy referred to in paragraph (w) below. An assignment of leases and/or rents and any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid and enforceable first lien and first priority security interest on the property described therein except as enforceability may be limited by bankruptcy or other laws affecting creditor's rights generally or by the application of the rules of equity. All furniture, fixtures, equipment and all other personal property covered by a security agreement, assignment of leases and/or rents, chattel mortgage or equivalent document related to or delivered in connection with the Mortgage Loan in those jurisdictions in which the Mortgage cannot include such property, in accordance with practices which are customary among prudent mortgage lenders, are subject to a Uniform Commercial Code financing statement filed and/or recorded in all places necessary to perfect a valid first priority lien thereon;

     (v) EACH HOLDER IS AUTHORIZED TO TRANSACT BUSINESS. To the extent required under applicable law, as of the Purchase Date, each holder of the Mortgage Loan was authorized to transact and do business in the jurisdiction in which the Mortgaged Property is located at all times when it held the Mortgage Loan;

     (w) TITLE INSURANCE. The Mortgaged Property is covered by a lender's title insurance policy insuring that the Mortgage is a valid first lien on such Mortgaged Property, subject only to the exceptions stated therein. Such title insurance policy is in full force and effect, is freely assignable and will inure to the benefit of the owner of the Mortgage Loan. Such title insurance policy insures the Mortgaged Property for the original principal amount of the Mortgage Loan after all advances of principal. The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has either deleted the standard survey exception or has been marked to replace the standard survey exception with a specific survey reading. The title policy has been marked to delete the intervening lien exception. The Seller, its successors or assigns shall be the only named insured of such lender's title insurance policy;

     (x) HAZARD INSURANCE. The Mortgaged Property is insured by a fire and extended perils insurance policy providing coverage against loss or damage sustained by reason of fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles and smoke, and, to the extent required as of the date of origination consistent with normal commercial mortgage lending practices, against other risks insured against by persons operating like properties in the locality of the Mortgaged Property, in an amount not less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property, and consistent with the amount that would have been required as of the date of origination by the Seller in its normal commercial mortgage lending activities with respect to similar properties in the same locality. If any portion of the Mortgaged Property is in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards, and flood insurance is available, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of the Mortgage Loan, (2) the full insurable value of the Mortgaged Property, and (3) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended. All such insurance policies (collectively, the "hazard insurance policy") contain a standard "New York" mortgagee clause naming the Seller, its successors and assigns (including without limitation, subsequent owners of the Mortgage
Loan), as mortgagee, are not terminable and may not be reduced without thirty
(30) days' prior written notice to the mortgagee. All premiums on such insurance policy have been paid. Such insurance policy requires prior notice to the insured of termination or cancellation, and no such notice has been received. The Mortgage obligates the mortgagor to maintain all such insurance and, at such mortgagor's failure to do so, authorizes the mortgagee to maintain such insurance at the mortgagor's cost and expense and to seek reimbursement therefor from such mortgagor. There have been no acts or omissions that would impair the coverage of any such policy or the benefits of the mortgage endorsement;

     (y) LOAN-TO-VALUE RATIO. The Loan-to-Value Ratio does not exceed 80%. The ratio of either (i) net income available for debt service on the Mortgaged Property or (ii), in the case of owner-occupied Mortgaged Property, the net income that would be available for debt service if the Mortgaged Property were leased to an independent party in an arms length transaction at a market rental, to debt service on the Mortgaged Property for the Mortgage Loan is not less than
1.20 TO 1;

     (z) ACCEPTABLE INVESTMENT. There are no circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the mortgagor, any tenant of the Mortgaged Property, any space lease of the Mortgaged Property, or the mortgagor's or any commercial tenant's credit standing or pending litigation or other legal proceedings involving the mortgagor or otherwise at material variance with any of the representations and warranties set forth herein that can reasonably be expected to adversely affect the current value or marketability of the Mortgaged Property or Mortgage Loan, or cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, or cause the Mortgage Loan to become delinquent;

     (aa) COMMERCIAL TENANTS' LEASES. With respect to Mortgaged Property occupied by commercial tenants under leases, each such tenant is conducting business only in that portion of the Mortgaged Property covered by its lease. No leases contain any option to purchase, a right of first refusal or any other similar provisions which adversely affect the Mortgage Loan or which might adversely affect the rights of any holder of the Mortgage Loan;

     (bb) TENANTS' LEASES. As to each Mortgage Loan secured by Mortgaged Property which is leased to tenants:

     (1) the Mortgaged Property is not subject to any leases other than the leases delivered to Custodian as part of the Mortgage File (hereinafter referred to as the "LEASES"), and no person has any possessory interest in the Mortgaged Property or right to occupy the same except under and pursuant to the provisions of the Leases. No Lease contains any option to purchase, a right of first refusal or any other similar provisions which adversely affect the Mortgage Loan or which might adversely affect the rights of any holder of the Mortgage Loan, except as specifically disclosed to and approved in writing by Buyer. Each Lease of all or any portion of the Mortgaged Property is subordinate to the Mortgage, unless otherwise approved by the Buyer; and

     (2) with respect to any Lease having the benefit of a non-disturbance or similar recognition agreement, there are no circumstances or conditions with respect to the Mortgage, the Mortgaged Property, mortgagor, any tenant (alone or considered with other tenants) of the Mortgaged Property, or the mortgagor's or any tenant's credit standing that would cause prudent mortgage lenders making loans similar to the Mortgage Loan in the area in which the Mortgaged Property is located to refuse to grant such non-disturbance or similar recognition agreement; and

     (3) (a) there are no prior recorded assignments of the Leases or of any portion of the rents, additional rents, charges, issues or profits due and payable or to become due and payable thereunder (hereinafter collectively referred to as the "Rents") which are now outstanding and have priority over the Assignment of Leases and Rents contained in the Mortgage File and given in connection with the Mortgage Loan, and (b) the Leases are in full force and effect;

     (cc) PROCEEDS OF MORTGAGE LOAN. Except as expressly previously disclosed to the Buyer, the proceeds of the Mortgage Loan have not been used to satisfy, in whole or in part, any debt owed or owing by the mortgagor to the Seller other than for the purchase of the Mortgaged Property; provided, however, that the Mortgage Loan may provide permanent financing for a construction loan with respect to the Mortgaged Property;

     (dd) DEFAULT, BREACH AND ACCELERATION. Except as specified in paragraph
(ee) below, there is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration. The Seller has not waived any material default, breach, violation or event of acceleration of any of the foregoing, and, pursuant to the terms of the Mortgage Loan, the Mortgage or the Mortgage Note, no Person other than the holder of such Mortgage Note may declare an event of default or accelerate the indebtedness under any such Mortgage Loan, Mortgage or Mortgage Note. The mortgagor is not in default on any debt obligation owed or owing to the Seller;

     (ee) DELINQUENCY. As of the Purchase Date, no Mortgage Loan had more than two (2) monthly payments delinquent (i.e., no single monthly payment was more than 89 days past due), and no Mortgage Loan had more than two (2) consecutive delinquent monthly payments during the 12-month period immediately preceding the Purchase Date;

     (ff) CUSTOMARY PROVISIONS. All loan documents are on the Seller's standard forms. The Mortgage Note and the Mortgage contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including but not limited to (i) if the Mortgage is a deed of trust, by trustee's sale, including the power of sale and/or (ii) by judicial or, if applicable, nonjudicial foreclosure, and there is no exemption available to the mortgagor which would interfere with such right to foreclose. The Mortgage Note has a stated maturity and an amortized maturity or, in the case of balloon loans, the term required to fully amortize the balance of the Mortgage Loan. The Mortgage provides for the appointment of a receiver for rents in the event of an institution of foreclosure proceedings, or allows the mortgage to enter into possession to collect rents;

     (gg) INSPECTION. The Seller has inspected or has caused to be inspected each Mortgaged Property within the past 12 months;

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

     (hh) NO CONFLICTING INFORMATION. The Seller has no knowledge of or information about any material circumstances or conditions with respect to any Mortgage, mortgagor or Mortgaged Property or at material variance with any of the representations and warranties set forth herein that can reasonably be expected to materially and adversely affect the value or marketability of any Mortgage Loan;

     (ii) SELECTION. No selection procedures have been utilized in selecting the Mortgage Loans from the Seller's portfolios which at the time of selection were adverse to the interests of the Buyer;

     (jj) NO NOTICE OF BANKRUPTCY. The Seller has no knowledge, nor has it received any notice, that any mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

     (kk) ACCESS ROUTES. At or around the time of origination, (i) all amenities, access routes or other items crucial to the appraised value of the Mortgaged Property were under the direct control of the mortgagor, constitute permanent easements that benefit and are part of the Mortgaged Property, or are public property, and (ii) the Mortgaged Property, by virtue of such easements or otherwise, was contiguous to a physically open, dedicated all-weather public street, had all necessary permits and approvals for ingress and egress, was adequately serviced by public water, sewer systems and utilities and was on a separate tax parcel, separate and apart from any other property owned by the mortgagor or any other Person. Each Mortgaged Property has all necessary access by public roads or by easements or ground leases which in each case are not terminable and are not subordinated to any mortgage other the Mortgage;

     (ll) GROUND LEASES. Each Mortgaged Property consists of a fee simple estate in real property and improvements thereon, or if the Mortgage Loan is secured by a ground lease, (1) the Seller has disclosed to Buyer on or prior to the related Purchase Date that the Mortgage Loan is secured by such ground lease, (2) the Mortgage constitutes a valid first lien on an unencumbered interest of the related Mortgagor as lessee under a ground lease of the related Mortgaged Property, (3) the lessee's interest in such ground lease is not subject to any adverse claim superior to or of equal priority with the related Mortgage other than the related lessor's fee interest and reversionary interest and any liens on such interest, (4) such ground lease is in full force and effect, (5) such ground lease is not in material default, and (6) the related ground lease has a term which extends to beyond the maturity date of the related Mortgage Loan.

     (mm) DEED OF TRUST. With respect to each Mortgage that is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has either been properly designated and currently so serves or may be substituted in accordance with applicable law. Except in connection with a trustee's sale after default by the mortgagor, no fees or expenses are payable by the Buyer to such trustee; and

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


     (nn) ENVIRONMENTAL MATTERS. The related Mortgage File contains a report (the "Assessment Report") of an environmental site assessment made with respect to the related Mortgaged Property by an environmental consultant who had no interest, direct or indirect, in such Mortgaged Property or in any loan secured thereby, and whose compensation was not affected by the approval or disapproval of the Mortgage Loan. Such assessment was made and such Assessment Report was prepared (1) using standards and guidelines consistent with normal commercial lending practices; and (2) not earlier than ninety (90) days prior to the date the Mortgage Loan was closed. The Assessment Report indicates, and the Seller has no knowledge to the contrary, that the Mortgaged Property is in compliance with all environmental laws, ordinances, rules, regulations and orders of federal, state or governmental authorities relating thereto. Except for any lead-based paint, asbestos or asbestos-containing material that the Assessment Report recommends be removed or otherwise treated or maintained and as to which recommended action there exists an operations and maintenance plan or a funding schedule (as set forth in the related Mortgage Note or Mortgage) in amounts sufficient to pay for the cost of such removal, treatment or maintenance, the Assessment Report indicates, and the Seller has no knowledge to the contrary, that no hazardous material has been or is incorporated in, stored on or under, released from, treated on, transported to or from, or disposed of on or from, the Mortgaged Property such that, under applicable law (a) any such hazardous material would be required to be eliminated before the Mortgaged Property could be altered, renovated, demolished or transferred, or (b) the owner of the Mortgaged Property, or the holder of a security interest therein, could be subjected to liability for the removal of such hazardous material or the elimination of the hazard created thereby. Neither the Seller nor the related Mortgagor has received notification from any federal, state or other governmental authority relating to any hazardous materials on or affecting the Mortgaged Property or to any potential or known liability under any environmental law arising from the ownership or operation of the Mortgaged Property. For the purposes of this subsection, the term "hazardous materials" shall include, without limitation, gasoline, petroleum products, explosives, radioactive materials, polychlorinated biphenyls or related or similar materials, asbestos or any material containing asbestos, lead, lead-based paint and any other substance or material as may be defined as a hazardous or toxic substance by any federal, state or local environmental law, ordinance, rule, regulation or order, including, without limitation, CERCLA, the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act, the Toxic Substances Control Act and any regulations promulgated pursuant thereto.

                                                                      EXHIBIT VI

                          Form of Assignment of Takeout

     Whereas, Hanover Capital Mortgage Holdings, Inc. ("Seller") has entered into that Master Repurchase Agreement Governing the Purchases and Sales of Mortgage Loans (the "Agreement") dated as of September 29, 1997 by and between Seller and Nomura Asset Capital Corporation ("Buyer"); and

     Whereas, Seller has granted Buyer a security interest in, among other things, all of Seller's rights, proceeds and income with respect to Takeout Commitments; and

     Whereas, Seller, in order to induce Buyer to purchase Mortgage Loans from Seller pursuant to the Agreement, has agreed to assign all of its rights, proceeds and income as security for its obligations to Buyer under the Agreement;

     Now, Therefore, the parties hereto agree as follows:

1. All terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2. As security for Seller's obligations to Buyer pursuant to the Agreement, Seller assigns all of its right, title and interest in and to all Takeout Commitments set forth on Annex I attached hereto. Seller grants Buyer the right to deliver the Mortgage Loans subject to the Takeout Commitment to the purchaser thereof in exchange for the purchase price set forth in the Takeout Commitment.

3. In order for Buyer to fulfill the delivery requirements pursuant to the Takeout Commitment, any equitable interest which Seller may have in the Mortgage Loans shall transfer to Buyer.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed by their duly authorized representatives.


NOMURA ASSET CAPITAL CORPORATION         HANOVER CAPITAL MORTGAGE
                                         HOLDINGS, INC.



-------------------------------------    ---------------------------------------
By:                                      By:

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